As filed with the Securities and Exchange Commission on February 9, 2005
                                        Registration Statement No. 333- ________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                            HERSHA HOSPITALITY TRUST
             (Exact name of registrant as specified in its charter)

                  MARYLAND                                 251811499
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                            148 SHERATON DRIVE, BOX A
                       NEW CUMBERLAND, PENNSYLVANIA 17070
                                 (717) 770-2405
          (Address of principal executive offices, including zip code)

                            HERSHA HOSPITALITY TRUST
                           2004 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                              ____________________

                                ASHISH R. PARIKH
                             CHIEF FINANCIAL OFFICER
                            HERSHA HOSPITALITY TRUST
                            148 SHERATON DRIVE, BOX A
                       NEW CUMBERLAND, PENNSYLVANIA 17070
                                 (717) 770-2405
 (Name, address and telephone number, including area code, of agent for service)

                                 With copies to:
                             CAMERON N. COSBY, ESQ.
                             RANDALL S. PARKS, ESQ.
                              HUNTON & WILLIAMS LLP
                              951 EAST BYRD STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 788-8200
                              (804) 788-8218 (FAX)
                              ____________________

                         CALCULATION OF REGISTRATION FEE

-----------------------------------  -------------  ------------------  ------------------  --------------------
Title of securities                  Amount to be    Proposed maximum    Proposed maximum        Amount of
to be registered                     registered(1)    offering price        aggregate       registration fee(3)
                                                       per share(2)     offering price(2)
                                     -------------  ------------------  ------------------  -------------------


Common Shares of Beneficial              1,500,000  $            11.13  $       16,695,000  $              1,965
Interest, $0.01 par value per share       shares
-----------------------------------  -------------  ------------------  ------------------  --------------------


(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the number of Common
    Shares of Beneficial Interest registered hereunder includes such indeterminate number of additional Common
    Shares of Beneficial Interest as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $11.13 per share, which was the average of the high and low prices of the Common Shares of Beneficial Interest on the American Stock Exchange on
    February 7, 2005.
(3) Calculated by multiplying the estimated aggregate offering price of securities to be registered by .0001177.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Hersha Hospitality Trust (the "Company" or the "Registrant") hereby incorporates by reference into this registration statement the following documents:

     a. The Company's Annual Report, as amended, on Form 10-K/A for the fiscal year ended December 31, 2003, as filed on July 1, 2004;

     b. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, as filed on May 17, 2004; June 30, 2004, as filed August 16, 2004; and September 30, 2004, as filed on November 15, 2004.

     c. The Company's Current Reports on Form 8-K filed April 22, 2004, September 22, 2004 and January 26, 2005.

     d. The description of the Company's Common Shares of Beneficial Interest, $0.01 par value per share, contained in the Company's registration statement on Form S-3 as filed on March 2, 2004, and any amendment or report filed subsequent thereto for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Declaration of Trust and Bylaws of the Registrant provide that the Registrant shall indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by the Maryland General Corporation Law (the "MGCL"). The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Registrant, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

     Maryland law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our Declaration of Trust contains such a provision which eliminates trustees' and officers' liability to the maximum extent permitted by Maryland law.

     Our Declaration of Trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee of the Trust and at the request of the Trust, serves or has served another trust, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former trustee or officer of the Trust and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former trustee or officer or any individual who, while a trustee of the Trust and at the request of the Trust, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former trustee or officer of the Trust and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Declaration of Trust and Bylaws also permit the Trust to indemnify and advance expenses to any person who served a predecessor of the Trust in any of the capacities described above and any employee or agent of the Trust or a predecessor of the Trust.

     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with Maryland law, our Bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.  DESCRIPTION
-----------  -----------

     4.1 Amended and Restated Declaration of Trust of the Registrant (filed as an exhibit to the registration statement on Form S-2 (Registration No. 333-109100) filed on September 25, 2003, and incorporated herein by reference).

     4.2 Articles Supplementary of Hersha Hospitality Trust which classify and designate 350,000 preferred shares of beneficial interest as Series A Preferred Shares of beneficial interest, par value

          $.01 per share (filed as an exhibit to Form 8-K filed on April 23, 2003, and incorporated herein by reference).

     4.3 Bylaws of the Registrant (filed as an exhibit to the registration statement on Form S-11, as amended, (Registration No. 333-56087) filed on June 5, 1998, and incorporated herein by reference).

     4.4 Hersha Hospitality Trust 2004 Equity Incentive Plan (filed as en exhibit to the proxy statement on Schedule 14A filed on April 22, 2004, and incorporated by reference).

     4.5 Form of Common Share Certificate (filed as an exhibit to the registration statement on Form S-11, as amended, (Registration No. 333-56087) filed on June 5, 1998, and incorporated herein by reference).

     5.1 Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

     23.1 Consent of Hunton & Williams LLP (included in the opinion filed as
          Exhibit 5.1).

     23.2 Consent of Reznick Group, P.C.*

     23.3 Consent of Moore Stephens, P.C.*

     24.1 Powers of Attorney (included on signature page).

_______
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a)     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------- --------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement.


          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----
          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on this 9th day of February, 2005.


                                  HERSHA HOSPITALITY TRUST


                              By: /s/ Ashish R. Parikh
                                  ----------------------------------------------
                                   Ashish R. Parikh
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jay H. Shah and Ashish R. Parikh, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 9, 2005.





By:                /s/ Hasu P. Shah                  By:  /s/ Michael A. Leven
---------------------------------------------------  -------------------------------
                      Hasu P. Shah                            Michael A. Leven
     Chairman, Chief Executive Officer and Trustee                 Trustee
              (Principal Executive Officer)

By:                /s/ Jay H. Shah                   By:  /s/ William Lehr, Jr.
---------------------------------------------------  -------------------------------
                       Jay H. Shah                            William Lehr, Jr.
           President and Chief Operating Officer                  Trustee
               (Principal Operating Officer)

By:               /s/ Ashish R. Parikh               By:  /s/ Thomas S. Capello
---------------------------------------------------  -------------------------------
                      Ashish R. Parikh                        Thomas S. Capello
                   Chief Financial Officer                         Trustee
       (Principal Financial & Accounting Officer)

By:               /s/ K. D. Patel                    By:   /s/ Donald J. Landry
---------------------------------------------------  -------------------------------
                      K. D. Patel                              Donald J. Landry
                        Trustee                                    Trustee

By:               /s/ John M. Sabin
---------------------------------------------------
                      John M. Sabin
                        Trustee

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.  DESCRIPTION
-----------  -----------

     4.1 Amended and Restated Declaration of Trust of the Registrant (filed as an exhibit to the registration statement on Form S-2 (Registration No. 333-109100) filed on September 25, 2003, and incorporated herein by reference).

     4.2 Articles Supplementary of Hersha Hospitality Trust which classify and designate 350,000 preferred shares of beneficial interest as Series A Preferred Shares of beneficial interest, par value $.01 per share (filed as an exhibit to Form 8-K filed on April 23, 2003, and incorporated herein by reference).

     4.3 Bylaws of the Registrant (filed as an exhibit to the registration statement on Form S-11, as amended, (Registration No. 333-56087) filed on June 5, 1998, and incorporated herein by reference).

     4.4 Hersha Hospitality Trust 2004 Equity Incentive Plan (filed as en exhibit to the proxy statement on Schedule 14A filed on April 22, 2004, and incorporated by reference).

     4.5 Form of Common Share Certificate (filed as an exhibit to the registration statement on Form S-11, as amended, (Registration No. 333-56087) filed on June 5, 1998, and incorporated herein by reference).

     5.1 Opinion of Hunton & Williams LLP as to the legality of the securities being registered.*

     23.1 Consent of Hunton & Williams LLP (included in the opinion filed as
          Exhibit 5.1).

     23.2 Consent of Reznick Group, P.C.*

     23.3 Consent of Moore Stephens, P.C.*

     24.1 Powers of Attorney (included on signature page).

_______

* Filed herewith.